UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STAR SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAR SCIENTIFIC, INC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on Friday, December 14, 2012 at 9:30 A.M. Eastern Time

•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The proxy statement and annual report to shareholders are available at: http://material.proxyvote.com/85517P

The 2012 annual meeting of the shareholders of Star Scientific, Inc. (the “Company”) will be held at 9:30 A.M. on December 14, 2012 in the Mayfair Court Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037 (the “Annual Meeting”).

The proposals to be considered by the Company’s stockholders at the Annual Meeting are:

1.	a proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.	a proposal to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 207,500,000 to 213,500,000;

3.	a proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 14,900,000 to 16,900,000 shares;

4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s 2012 financial statements;

5.	a proposal to approve an advisory resolution on executive compensation; and

6.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Board of Directors of Star Scientific, Inc. recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5.

You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Secretary; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

November 14, 2012

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the 2012 Annual Meeting of the stockholders of Star Scientific, Inc. to be held in the Mayfair Court Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 14, 2012, at 9:30 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card in the envelope provided.

Sincerely,

Paul L. Perito

Chairman of the Board of Directors,

President and Chief Operating Officer

STAR SCIENTIFIC, INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2012

To the Stockholders of Star Scientific, Inc.:

Notice is hereby given that the annual meeting of stockholders of Star Scientific, Inc., a Delaware corporation (the “Company”), will be held in the Mayfair Court Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on December 14, 2012, at 9:30 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:

1.	a proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.	a proposal to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 207,500,000 to 213,500,000;

3.	a proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance thereunder from 14,900,000 to 16,900,000 shares;

4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s 2012 financial statements;

5.	a proposal to approve an advisory resolution on executive compensation; and

6.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the year ended December 31, 2011.

The Board of Directors has fixed the close of business on October 29, 2012, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on October 29, 2012, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you utilize the enclosed proxy card, no postage is required if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF OCTOBER 29, 2012. IN ORDER TO VOTE AT THE ANNUAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

By Order of the Board of Directors

Robert E. Pokusa
Secretary and General Counsel

Glen Allen, Virginia
November 14, 2012

STAR SCIENTIFIC, INC.
4470 COX ROAD

Suite 110
GLEN ALLEN, VIRGINIA 23060

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2012

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Star Scientific, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held in the Mayfair Court Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 14, 2012, at 9:30 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. “We,” “our,” “us,” “the Company,” “our company” and “Star” each refer to Star Scientific, Inc. and its consolidated subsidiaries. The mailing address of our principal executive office is 4470 Cox Road, Suite 110, Glen Allen, Virginia 23060. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about November 14, 2012, to holders of record as of October 29, 2012 of our common stock, par value $0.0001 per share, or common stock.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, our stockholders of record on October 29, 2012 will be asked to vote upon the following:

1.	a proposal to elect six directors to our company’s Board of Directors for one-year terms;

2.	a proposal to approve an amendment to our company’s Seventh Amended and Restated Certificate of Incorporation to increase total number of shares of common stock that the Company is authorized to issue from 207,500,000 to 213,500,000;

3.	a proposal to approve an amendment to our company’s 2008 Incentive Award Plan, or the 2008 Plan, to increase the number of shares available for issuance under the 2008 Plan from 14,900,000 to 16,900,000 shares;

4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as our company’s independent auditor to audit our company’s 2012 financial statements;

5.	a proposal to approve an advisory resolution on executive compensation; and

6.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth above.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 29, 2012, as the record date, or Record Date, for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 146,284,158 shares of common stock issued and outstanding held by approximately 600 stockholders of record. We have no other class of voting securities outstanding.

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Stockholders of record on the Record Date will be entitled to one vote per share of common stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required in order to constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting, (2) the proposal to amend the Certificate of Incorporation must be approved by the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, (3) the proposals to approve (a) an amendment to the 2008 Plan to increase the number of shares of common stock available for issuance thereunder, (b) the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent auditor and (c) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting, and (4) with respect to the proposal to approve the advisory resolution on executive compensation, the proposal will be approved if the majority of votes cast are in favor of the proposal. While the advisory vote on Proposal 5 is non-binding, our Board of Directors and Compensation Committee, as applicable, will carefully consider the outcome of the vote on this proposal.

Voting; Proxies; Revocation

Shares of our common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR”:

1.	the proposal to elect six directors to our company’s Board of Directors for one-year terms;

2.	the proposal to approve an amendment to our company’s Seventh Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 207,500,000 to 213,500,000;

3.	a proposal to approve an amendment to the 2008 Plan to increase the number of shares available for issuance under the 2008 Plan from 14,900,000 to 16,900,000 shares;

4.	the proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as our company’s independent auditor to audit our company’s 2012 financial statements; and

5.	the proposal to approve an advisory resolution on executive compensation.

If other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attn: Corporate Secretary. If your shares of common stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

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Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of our outstanding common stock present and entitled to vote at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding common stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at our Annual Meeting, the Annual Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the annual meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Six directors have been nominated for election at the Annual Meeting to serve until the next annual meeting of the stockholders or until their respective successors are elected or appointed or until their earlier removal or resignation. Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting.

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below are the names and biographical information pertaining to each person nominated for election to our Board of Directors.

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Christopher C. Chapman, Jr., 60, has served as a member of our Board of Directors since September 2005. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation and is also a member of the Board of Directors of Biovest International, Inc. and Acentia Biopharmaceuticals, Inc. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, DC.

Dr. Chapman was nominated to serve on our Board of Directors at the time that our company was seeking to establish a pharmaceutical subsidiary that would focus on a range of non-nicotine nutraceutical products and pharmaceutical products, as well as expanding the acceptance of our very-low TSNA smokeless tobacco products as a viable alternative to more toxic forms of tobacco. Dr. Chapman’s training as a physician and his experience in the biotech and pharmaceutical areas, particularly his experience in dealing with new drug applications, clinical studies and device submissions, led our Board of Directors to conclude that he could provide valuable assistance in connection with the development of both our very low-TSNA smokeless tobacco products and the anticipated activities of a new subsidiary that would focus on pharmaceuticals, nutraceuticals and related products. Consistent with Dr. Chapman’s areas of expertise, he has served as a director of Rock Creek, since its incorporation in 2007 and has been active in advising our company on issues relating to new drug development and the potential for the expansion of our company’s mission in the area of pharmaceutical and nutraceutical products.

Neil L. Chayet, 73, has served as a member of our Board of Directors since September 2007. Mr. Chayet is President of Chayet Communications Group, Inc., a consulting organization that addresses difficult public policy issues, including those related to health care, mental health services, and communications. Mr. Chayet is a member of the faculty of the Harvard Medical School, serving in the Department of Psychiatry and at McLean Hospital. He is also a member of the faculty of the Cummings School of Veterinary Medicine at Tufts University and a member of the Board of the Tisch College of Citizenship and Public Service at Tufts. Mr. Chayet also serves as a member of the Board of Directors of the Whitehead Institute for Biomedical research at M.I.T., and is Co-Chair of its Board of Associates. He is President of the Harvard Law School Association of Massachusetts, and Co-Chair of the HLSA Senior Advisory Network. He is also a member of the Board of Directors of MassINC, and a member of the Massport Security Advisory Council. He previously served as Chairman of the Massachusetts Mental Health Institute, Inc., a member of the Research Grants Review Committee for the Studies of Narcotic Drug Abuse at the National Institute of Mental Health, and a delegate to the U.N. Conference on Psychotropic Substances, which followed the Single Convention on Narcotic Drugs. Since 1976, Mr. Chayet has hosted a daily radio feature, “Looking at the Law™”, which is syndicated by CBS, and he frequently lectures on topics related to the intersection of health, science and the law. Mr. Chayet earned an undergraduate degree from Tufts University in 1960 and a law degree from Harvard Law School in 1963. In April 2007, Mr. Chayet received the Civic Achievement Award from the American Jewish Committee and in 2008 received the Tufts Distinguished Service Award.

Mr. Chayet was nominated to serve on our Board of Directors shortly after our company formed its pharmaceutical subsidiary, Rock Creek. As part of his legal and consulting practice, Mr. Chayet for many years has been involved with issues relating to the healthcare field and the intersection of health science and the law. Given the public health aspects of tobacco use, the related mission of our company to reduce the harm associated with tobacco use and the expectation that Congress would eventually grant the FDA authority over tobacco products, our Board of Directors believed that Mr. Chayet could provide unique insight and assistance to our company as we sought to grow our pharmaceutical business and continue the development of very low-TSNA smokeless tobacco products. Like Dr. Chapman, Mr. Chayet has provided valuable counsel and guidance as a member of the Board of Rock Creek, in addition to serving as a member of our Board of Directors.

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Ralph B. Everett, 61, will begin serving as a member of our Board of Directors if elected to that position by our stockholders at the Annual Meeting. Since January 2007, Mr. Everett has served as President and CEO of the Joint Center for Political and Economic Studies, widely acknowledged as the nation’s leading think tank for policy analysis and research on issues of concern to African Americans and other people of color. Since his appointment to that position, he has led an effort to expand the organization’s research and influence into key policy areas, which has resulted in the establishment of two new centers of excellence– the Joint Center Media and Technology Institute and the Civic Engagement and Governance Institute – as well an Energy and Environment Program. From 1989 through 2006, Mr. Everett was a partner at Paul, Hastings, Janofsky & Walker LLP, a leading international law firm with offices throughout Europe, Asia and the United States. He was the first African American partner at Paul Hastings and during his 17-year tenure specialized in telecommunications and transportation policy. He served as Managing Partner of the Washington office from 1993 until 1996 and was also Co-Chair of the firm’s Federal Legislative Practice Group and a Policy Committee member. Mr. Everett has a 34-year track record of pioneering leadership in the nation’s capital. He served as Staff Director and Chief Counsel of the U.S. Senate Committee on Commerce, Science and Transportation from 1987 to 1989. There, he played a pivotal role in cable, broadcast and common carrier legislative reforms, as well as regulatory reform of the airline, truck, railway and bus industries. Prior to assuming the role of Chief Counsel of the full Committee, he served as Democratic Staff Director and Minority Chief Counsel from 1982 to 1986 and as a legislative assistant to U.S. Senator Ernest Hollings from 1977 to 1982. In 1998, President Clinton appointed Mr. Everett as U.S. Ambassador to the International Telecommunication Union’s Plenipotentiary Conference. That year, he also was chosen to lead the U.S. Delegation to the Second World Telecommunication Development Conference in Malta, joining participants from more than 190 nations. In Malta, he was elected Vice Chairman of the world proceedings. In 2008, Mr. Everett was a team leader for the Obama-Biden Transition Project Agency Review Working Group responsible for overseeing the Department of Commerce. Mr. Everett currently serves on the AT&T Consumer Advisory Panel, is Co-Chair of the Commission to Engage African Americans on Climate Change and is a member of the Economic Club of Washington, Alpha Phi Alpha Fraternity and Sigma Pi Phi Fraternity. He has served on the Duke University Law School’s Board of Visitors since 1994. He also serves as Vice Chair of the Board for Independent Sector, as a Director of the National Coalition on Black Civic Participation and, since 1998, as a Director of Cumulus Media Inc. Mr. Everett’s community service has included six years on the National Urban League Board and over a decade on the Board of the Center for National Policy, where he was Secretary. He has served on the President’s Board of Advisors for Historically Black Colleges and Universities and as Vice Chairman of the Commonwealth of Virginia’s Waste Management Board. He also chaired the Board of Trustees of the historic Alfred Street Baptist Church, one of the oldest African American Baptist Churches in the United States. A native of Orangeburg, South Carolina, Mr. Everett graduated Phi Beta Kappa from Morehouse College in 1973 and received his law degree from Duke University Law School in 1976. At Duke University, he held the honor of being named Earl Warren Legal Scholar. He is a member of the District of Columbia and North Carolina Bars as well as a member of the Supreme Court Bar. Ebony magazine has named Mr. Everett one of the nation’s “150 Most Influential African Americans.”

Mr. Everett was nominated to serve on our Board of Directors based on his extensive experience in dealing with regulated industries both in the context of legislative initiatives in the public sector and in advising and leading companies in the private sector in dealing with legal issues before the legislative and administrative branches of government. Mr. Everett also has had extensive experience in advising companies on an array of business issues both as an attorney advisor, executive and member of the board of directors of numerous companies and organizations. Mr. Everett’s familiarity with the legislative and regulatory processes at the Federal government level, his educational training and his diverse business background were viewed by our Board of Directors as being valuable in dealing with the type of regulatory issues that our company encounters on a regular basis and, particularly, as we continue to transition and focus our efforts on the development and sale of nutraceutical dietary supplements and potentially pharmaceutical products.

Burton J. Haynes, 64, has served as a member of our Board of Directors since October 22, 2010. Since 1997, Mr. Haynes has served as the sole principal in Burton J. Haynes PC, a law firm specializing in income tax matters, estate and tax planning and complex civil and criminal tax cases. Between 1988 and 1996, Mr. Haynes practiced law as a named partner in the law firm of Bodzin, Haynes & Golub, specializing in civil and criminal tax cases. Mr. Haynes was a partner at the law firm of Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey from 1981 to 1988. Prior to entering private practice, Mr. Haynes served as a Special Agent, IRS Criminal Investigation Division from 1973 to 1981. As a Special Agent, Mr. Haynes worked closely with the FBI and U.S. Attorney’s Office on criminal investigations and was named criminal investigator of the year in 1980 by the Association of Federal Investigators. Mr. Haynes received his Bachelor of Arts Degree in Business Administration from the University of Maryland in 1972 and received a Masters Degree in Business Administration from the University of Maryland Graduate School in 1975. He received his law degree in 1979 from the University of Maryland, where he was the recipient of the W. Calvin Chestnut award and the John L. Thomas prize for outstanding scholarship and was elected Order of the Coif. Mr. Haynes is a member of the bars of the District of Columbia, Maryland and Virginia and is a Certified Public Accountant (although his CPA license is in inactive status because his primary focus is on the practice of law). He served as an adjunct professor from 1979 to 1981 at Towson State University in Maryland, where he taught courses in accounting and tax law.

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Mr. Haynes was nominated to serve on our Board of Directors based on his extensive experience in business, legal and complex tax, litigation and regulatory matters. His background as an accountant and attorney provides a unique combination of disciplines as does his long career in dealing with complex civil and criminal tax matters. Our Board of Directors viewed Mr. Haynes’ combination of training and experience as a valuable source of expertise, particularly in the areas of financial analysis and planning. Mr. Haynes’ expertise is also valuable in dealing with the type of regulatory issues facing our company in connection with our ongoing efforts relating to the development and marketing of pharmaceutical and nutraceutical products and as a tobacco manufacturer.

Paul L. Perito, 75, is our company’s President and Chief Operating Officer, or COO, and has served in that capacity since November 1999. He has served as a member of our Board of Directors since December 1999 and as the Chairman of our Board of Directors since August 2000. Mr. Perito served as our company’s Executive Vice President, General Counsel, and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP or PHJ&W from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined our company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001, after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm’s Washington, DC office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude and Phi Beta Kappa, and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England, and in Lund University, Lund, Sweden, in P.P.E. in 1960-1961 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal, and the United States Supreme Court. Mr. Perito was the President of the Harvard Law School Association of the District of Columbia from 1990 to 2010 and is now Chair Emeritus. He is also a member of the Executive Committee of the Harvard Law School Association and was Secretary to the Harvard Law School Association for the past 15 years. In June 2010, Mr. Perito was elected First Vice President of the Harvard Law School Association for a two-year term and assumed the role of President of that association in June 2012 for a two-year term. He served as Chairman of the Harvard Law School Class of 1964 Reunion and Fund Committees from 1995 to 2010 and served as Co-Chair of the World Alumni Congress in 2006-2007, and Class Agent for the Harvard Law School Fund in 2006-2007. Mr. Perito is Chair of the Harvard Law School 45th Reunion Committee and Co-Chair of the Gift Committee Class of 1964. Mr. Perito is a member of the International Board of Overseers of Tufts University and a former member of the Board of Georgetown Visitation Preparatory School in Washington, DC.

Prior to joining our company’s Board of Directors, Mr. Perito had a long and distinguished legal and governmental career that focused not only on highly complex litigation matters, but also a variety of health related regulatory and legal matters, including issues relating to addiction and harm reduction as part of his service in the Legislative and Executive branches of government. Given our company’s recent focus in the area of non-nicotine nutraceutical and pharmaceutical products and our focus since the late 1990s on tobacco harm reduction, as well as our emerging intellectual property portfolio related to these initiatives, it was evident to our Board of Directors that our company would benefit from having Mr. Perito’s legal and management skills and expertise in coordinating our company’s intellectual property and litigation efforts as well as his input on how best to interact at the highest levels of the federal government on a wide variety of healthcare and legal issues related to the regulation of tobacco products and more recently nutraceutical and pharmaceutical products. In light of the significant legal and regulatory matters facing our company, the need for the type of expertise and experience possessed by Mr. Perito has remained. Additionally, given our increased emphasis on non-nicotine nutraceuticals and related products and the expanded focus of our company in seeking to promote the maintenance of a healthy metabolism Mr. Perito’s expertise has become more essential to our company’s business strategy.

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Jonnie R. Williams, 57, has served as our company’s Chief Executive Officer, or CEO, since November 1999 and has served as a member of our Board of Directors since October 1998. Mr. Williams was one of the original founders of Star Tobacco, our company’s wholly owned subsidiary, and served as its Chief Operating Officer and Executive Vice President until July 1999. On July 1, 1999, in order to concentrate on the expanding demands of our company’s sales and new product development, Mr. Williams resigned from his positions with Star Tobacco initially to assume the primary responsibilities of Director of Product Development and Sales of our company and then the position of CEO. Mr. Williams, a principal stockholder of our company, is also the inventor of the StarCured ® tobacco curing process for preventing or significantly retarding the formation of TSNAs in tobacco and tobacco smoke. He also has been actively involved in our recent product initiatives involving the use of anatabine citrate as a dietary ingredient and potentially as a pharmaceutical ingredient, Mr. Williams has been involved in venture capital start-up bio-tech companies for over a decade where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and was a principal in Jonnie Williams Venture Capital Corp.

Mr. Williams has played a prominent role in our company since its inception as the inventor of the StarCured® tobacco curing process, as a significant contributor to our new product initiates in the pharmaceutical and nutraceutical areas and, since 1999, as our CEO. Also, he has been active in capital raising initiatives and related interactions with investors. Given his activities and skills in these areas, it was evident to our Board of Directors that Mr. Williams’ guidance as a director would be beneficial to our company in each of these areas and in assessing the direction and focus of our company as we have moved forward with our mission of promoting the maintenance of a healthy metabolism and reducing the harm associated with tobacco use.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our Board of Directors held seven meetings during 2011. In 2011, each of the then current directors attended the 2011 Annual Meeting of Stockholders and, except for two meetings where one director was absent, all meetings of our Board of Directors. Each member of a committee of our Board of Directors attended all of their respective committee’s meetings during the period he served thereon. All directors are expected to attend each meeting of the Board of Directors, the meetings of the committees on which they serve, and are also encouraged to attend the Annual Meeting of Stockholders.

On October 29, 2012,  Mario V. Mirabelli announced that, for personal reasons, he would not be standing for reelection to our Board of Directors at the Annual Meeting. Mr. Mirabelli will, however, serve out his term as a Director through the Annual Meeting. At the time of his announcement, Mr. Mirabelli served on the Audit Committee and the Nominating Committee of our Board of Directors. The Board appreciates Mr. Mirabelli’s loyal and able service to our company as a Director since July 2010.

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Although we have not to date developed a formal process whereby stockholders can communicate directly with members of our Board of Directors, we believe that the informal process whereby stockholders communicate with our Secretary, who subsequently relays such communications to our Board of Directors, has adequately served the stockholders’ needs with regard to communications with our Board of Directors. In light of the recently adopted disclosure requirements of the U.S. Securities and Exchange Commission, or SEC, relating to stockholder communication with a company’s board of directors, our Board of Directors may consider developing more formal procedures to facilitate such a dialogue. Until such time, however, any communications intended for our Board of Directors should be sent to it in care of the Secretary.

If the nominees for the Board of Directors are duly elected at the Annual Meeting, then Messrs. Chapman, Chayet, Everett and Haynes will each serve as an independent director as the term is defined in applicable rules of the NASDAQ Global Market.

The Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee. The Audit Committee consists of Mr. Haynes, who serves as the Chairman, and Messrs. Chapman and Mirabelli. Our Board of Directors has determined that each of Messrs. Chapman, Haynes and Mirabelli qualify as independent directors under the applicable NASDAQ listing requirements.

The Audit Committee met four times during 2011. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of financial literacy. Our Audit Committee has determined that Mr. Haynes is an audit committee financial expert as that term is defined under the Securities Exchange Act of 1934, as amended, or Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

•	annually selecting and reviewing with our Board of Directors the selection of our company’s independent auditors;

•	reviewing and discussing with management significant accounting matters;

•	approving our audited financial statements to be included in our company’s Annual Report on Form 10-K; and

•	pre-approving all audit and non-audit services and fees associated with our independent auditors.

The Compensation Committee. The Compensation Committee consists of Dr. Chapman, who serves as the Chairman, Mr. Chayet and Mr. Haynes. Our Board of Directors has determined that each of Messrs. Chapman, Chayet and Haynes qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Compensation Committee met six times during 2011.

The Compensation Committee is responsible for:

•	recommending to the Board of Directors salaries, bonuses and other forms of compensation for our executive officers, including without limitation stock options, restricted shares and other forms of equity compensation;

•	considering and adopting changes in our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;

•	recommending changes in director compensation to our Board of Directors;

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•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors, under the terms of our equity incentive and bonus plans; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.

The Nominating Committee. The Nominating Committee consists of Messrs. Chapman, Haynes and Mirabelli. Our Board of Directors has determined that each of Messrs. Chapman, Haynes and Mirabelli qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Nominating Committee met two times in 2011. Our Board of Directors has adopted a charter for the Nominating Committee, setting forth the structure, powers and responsibilities of the Nominating Committee. The Nominating Committee has the authority to nominate persons to stand for election to our Board of Directors. The Nominating Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity; (ii) business judgment; (iii) experience in management and in our industry; (iv) experience as a board member of another publicly held company; and (v) academic expertise in an area of our company’s operations. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.

Board of Directors Compensation

In compensating directors, we have sought to use a combination of payments for participation in director and committee meetings and initial and anniversary stock option grants and other periodic grants of stock options. The combination of payments for meeting attendance and stock option grants is intended to motivate and align the interest of the directors with that of our company. Also, given our company’s mission to broadly promote the maintenance of a healthy metabolism, we have sought to use the combination of payments to directors for attendance at meetings and stock option grants to attract directors who have particular skills and expertise that would complement our mission, particularly in the area of finance, new product development, medical research, and other health-related areas.

Each of our independent directors, as so classified by our Board of Directors, whom we refer to as the Independent Directors, is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately.

Each Independent Director also receives a payment of $4,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day. Additionally, the chairman of the Audit Committee is to receive a separate fee of $20,000 per year for services in that capacity, and the chairman of the Compensation Committee is to receive a separate payment of $15,000 per year for services in that capacity.

Messrs. Chapman, Chayet, Haynes, and Mirabelli have been designated as Independent Directors. This designation of independence is intended solely for the purpose of clarifying which directors are entitled to compensation for their services as directors. Directors not designated as Independent Directors generally are those who in the past have been employees of our company, or who have waived their right to receive director compensation. Directors who are employees of our company receive compensation in their capacity as employees but do not receive any compensation for board or committee meetings, nor do they receive the “options package” made available to individuals serving as Independent Directors. Our CEO does not, and has not, served as the Chairman of our Board of Directors. Since 2000 our Chairman has been Mr. Perito, who serves as our company’s President and COO.

The following table sets forth, for our company’s Independent Directors, certain information regarding fees earned and equity awards granted during the year ended December 31, 2011.

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Name	Fees Earned or Paid in Cash ($)(1)	Option Grant Date Fair Value ($)(2)	All Other Compensation	Total ($)
Burton J. Haynes	$65,000	$166,254	—	$231,254
Christopher C. Chapman, MD	81,500	122,713	—	204,213
Neil L. Chayet, Esquire(3)	52,000	98,145	12,000	162,145
Mario V. Mirabelli	51,000	220,574	—	271,574
Leo S. Tonkin, Esquire(4)	25,500	538,196	—	563,696
Richard S. Sharp(5)	8,000	122,811	—	130,811
(1)	This column represents the amount of compensation earned by each Independent Director during 2011 in the form of director fees.
(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of this award, see Note 8 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Represents consulting fees paid to Mr. Chayet during the year ended December 31, 2011 under a consulting agreement entered into on March 15, 2010. Under the agreement, Mr. Chayet acted as an independent contractor and received a consulting fee of $6,000 per month and reimbursement for reasonable business expenses. The agreement ran for a period of one year from March 15, 2010 and was terminated on March 15, 2011. See “Item 13. Certain Relationships and Related Party Transactions, and Director Independence—Transactions with Related Persons” in our Annual Report on Form 10-K for the year ended December 31, 2011.
(4)	Mr. Tonkin retired from the Board on March 17, 2011. The valuation for Mr. Tonkin’s stock option reflects a two year extension of the stock options from the date he resigned from the Board of Directors and his commitment to provide consulting services to our company during that period.
(5)	Mr. Sharp did not stand for re-election to the Board at the annual meeting held on December 16, 2011.

The following represents the number of options granted to each Independent Director in 2011 and the total number of options held by each Independent Director as of December 31, 2011.

Name	Options Granted 2011	2011 Vested Options	Option Exercise Price ($)	Option Expiration Date	Total Options outstanding as of December 31, 2011
Burton J. Haynes, Esquire	50,000	50,000	2.86	10/22/21	100,000
Christopher C. Chapman, M.D.	50,000	50,000	2.88	9/22/21	425,000
Neil L. Chayet, Esquire	50,000	50,000	2.30	9/7/21	325,000
Mario V. Mirabelli, Esquire	50,000	50,000	4.17	7/28/21	100,000
Richard Sharp(1)	50,000	50,000	2.90	3/17/21	50,000
Leo S. Tonkin, Esquire(2)	—	—	—	—	375,000
(1)	Mr. Sharp did not stand for re-election to the Board at the annual meeting held on December 16, 2011.
(2)	On March 17, 2011 Mr. Tonkin retired from the Board.

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Compensation Committee Interlocks and Insider Participation

No member of our Board of Director’s Compensation Committee, each of whom is listed under “—Compensation Committee Report,” has served as one of our officers or employees at any time. None of our executive officers served during 2011 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of October 29, 2012 certain information with respect to the beneficial ownership of our company’s common stock by each beneficial owner of more than 5% of our company’s voting securities, each director and each Named Executive Officer, and all directors and executive officers of our company as a group. As of October 29, 2012, there were 146,284,158 shares of our company’s common stock outstanding.

Name	Shares Beneficially Owned(1)	Percentage Owned(2)
Named Executive Officers
Park A. Dodd, III(3)	395,000	*
Paul L. Perito(4)	6,455,000	4.3%
Robert E. Pokusa(5)	273,558	*
Jonnie R. Williams, Sr.(6)	18,704,573	12.1%
Curtis Wright, MD(7)	650,000	*
Directors and Nominees Who Are Not Named Executive Officers
Christopher C. Chapman, Jr., M.D.(8)	525,000	*
Neil Chayet(9)	429,000	*
Ralph B. Everett (10)	0	*
Burton J. Haynes(11)	244,700	*
Mario V. Mirabelli(12)	309,000	*
All Directors and Executive Officers as a Group (10 Persons)(13)	28,383,173	17.5%
Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company
Tradewinds Investment Management, LP(14)	23,231,111	15.9%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia 23060.
(2)	The “Percentage Owned” calculations are based on the outstanding shares of our common stock as of October 29, 2012.

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(3)	Includes 385,000 shares that Mr. Dodd has the right to acquire upon exercise of stock options and 10,000 shares held by Mr. Dodd.
(4)	Includes 1,881,000 shares held by Mr. Perito, 50,000 shares that Mr. Perito has the right to acquire upon exercise of a warrant, 4,475,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.
(5)	Includes 13,558 shares held by Mr. Pokusa and 260,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options.
(6)	Includes 10,046,907 shares held by Mr. Williams, 3,597,666 shares that Mr. Williams has the right to acquire upon exercise of warrants and 5,060,000 shares that Mr. Williams has the right to acquire upon exercise of stock options.
(7)	Includes 650,000 shares that Dr. Wright has the right to acquire upon exercise of stock options.
(8)	Includes 525,000 shares that Mr. Chapman has the right to acquire upon exercise of stock options.
(9)	Includes 2,000 shares held by Mr. Chayet, 2,000 shares that Mr. Chayet has the right to acquire upon exercise of a warrant and 425,000 shares that Mr. Chayet has the right to acquire upon exercise of stock options.
(10)	Mr. Everett is not currently a director but has been nominated for election at our annual meeting to be held on December 14, 2012.
(11)	Includes 10,000 shares held by Mr. Haynes, 10,000 shares that Mr. Haynes has the right to acquire upon exercise of a warrant, 24,700 shares held by Mr. Haynes in an individual retirement account and 200,000 shares that Mr. Haynes has the right to acquire upon exercise of stock options.
(12)	Includes 70,910 shares held by Mr. Mirabelli in individual retirement accounts, 23,090 shares owned by Mr. Mirabelli individually, and 15,000 shares held jointly between Mr. Mirabelli and his spouse and 200,000 shares that Mr. Mirabelli has the right to acquire upon exercise of stock options.
(13)	Includes 12,243,507 shares of common stock, 12,480,000 shares of common stock that the directors and officers have the right to acquire upon the exercise of options and 3,659,666 shares of common stock that the directors and officers have the right to acquire upon exercise of warrants.
(14)	Based on reported filings and representation from Tradewinds Management and other filings, includes 14,939,854 shares for which Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P. share voting and dispositive power. Also includes 8,291,257 warrants that are currently exercisable, expiring on September 14, 2013 and November 5, 2015. Robert W. Scannell is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of Feehan Partners, L.P. and has voting and investment power over each entity’s respective securities. Mr. Peters is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of P.V. Partners, L.P. and has voting and investment power over each entity’s respective securities. Tradewinds Master Fund (BVI) Ltd. is a business company organized in the British Virgin Islands. Tradewinds Investment Management, L.P. is its investment manager pursuant to an investment management agreement over which Messrs. Scannell and Peters exercise voting and investment authority and control. Mr. Peters disclaims beneficial ownership of and receives no pecuniary interest from the securities held by Feehan Partners, L.P., which are held for the benefit of Mr. Scannell, and Mr. Scannell disclaims beneficial ownership of and receives no pecuniary interest from the securities held by P.V. Partners, L.P. and the securities held in Mr. Peters’ retirement accounts, in each case, which are held for the benefit of Mr. Peters. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.

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Plan Information

The following table provides certain information as of December 31, 2011, with respect to our equity compensation plans under which our common stock is authorized for issuance:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	16,989,000	$2.68	1,625,000

EXECUTIVE OFFICERS

Set forth below are the names and biographical information for each of our executive officers who is not also a director.

David M. Dean, 52, has served as Vice President of Sales and Marketing of our company since November 1999 and as President of Star Tobacco since February 2010. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14 year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997, and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield was the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.

Park A. Dodd, III, 59, has served as our company’s Chief Financial Officer, Treasurer, and Assistant Secretary since October 2007. Mr. Dodd was a special advisor to our company from May 2007 until assuming the role as Chief Financial Officer in October 2007. Mr. Dodd’s experience includes a thirty-two year career in strategic financial planning and accounting. From 1980 to 2000 he held a number of management positions with Philip Morris, Inc. with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. Between 2005 and the end of 2009, Mr. Dodd was a partner with Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986. He is a licensed Certified Public Accountant in the State of Virginia.

Robert E. Pokusa, 61, has served as our company’s General Counsel and Secretary since March 2001. From 1991 until joining our company, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for our company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey, and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.

Curtis Wright, MD, MPH, 63, has served as Senior Vice-President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek Pharmaceuticals, Inc. since February 2008. Dr. Wright previously served as Vice President of Clinical and Regulatory Affairs for Adolor Corporation from 1997 to 1998, and Executive Director, Medical Affairs and subsequently Executive Director of Risk Assessment for Purdue Pharma from 1998 to 2004. Immediately prior to joining Rock Creek Pharmaceuticals, Inc., Dr. Wright served as Executive Vice President for Risk Management and Regulatory Affairs at Javelin Pharmaceuticals, Inc., Cambridge, MA from 2004 to 2008. Dr. Wright’s career at the FDA, from 1989 through October 1997, included multiple senior scientific positions in the Center for Drug Evaluation and Research, including Deputy Director and subsequently Acting Director of his division. Dr. Wright received his medical degree, with distinction, from George Washington University and received a master’s degree in Public Health from the John Hopkins University.

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EXECUTIVE COMPENSATION

Our company’s Named Executive Officers include Jonnie R. Williams, our CEO, Park A. Dodd, III, our Chief Financial Officer, or CFO, Paul L. Perito, our Chairman, President and COO, Robert E. Pokusa, our General Counsel and Dr. Curtis Wright our Senior Vice President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek. We collectively refer to these executive officers as the “Named Executives.” The following discussion summarizes the compensation awarded to the Named Executives during 2011.

Overview

Our company’s mission is to promote maintenance of a healthy metabolism and to reduce the harm associated with the use of tobacco at every level. In fulfilling that mission over the last several years we have been engaged in the development of several nutraceutical, dietary supplements that are marketed under the brand names Anatabloc® and CigRx® and related pharmaceutical products that are designed to treat a range of neurological conditions including Alzheimer’s disease, Parkinson’s disease, schizophrenia, depression and tobacco dependence. At the same time, we have continued to seek to reduce the range of serious health hazards associated with the use of smoked and smokeless tobacco products by reducing the toxins in the tobacco leaf and offering less toxic alternatives to traditional tobacco products in the form our low-TSNA dissolvable tobacco products.

That mission has been a principal driver in decisions regarding the determination of total compensation for our senior executives, as well as the compensation for members of our Board of Directors and consultants who have been retained to assist our company in these long-term objectives. Since the incorporation of our Rock Creek subsidiary in 2007, we have been focused on utilizing certain of the alkaloids found in the tobacco plant and in other members of the Solanacea family of plants, such as potatoes, tomatoes and eggplants, initially in addressing issues surrounding the desire to smoke. More recently, we have been focusing on the anti-inflammatory aspects of one of those alkaloids, anatabine. We believe that based on our research and development efforts relating to anatabine we are positioned to utilize our technology to produce a range of non-nicotine dietary supplements and related pharmaceutical products. Since the 1990s, we also have sought to develop processes and products that significantly reduce the levels of toxins, principally TSNAs, in tobacco compared to traditional smoked and smokeless tobacco products. Given our long-term focus on reducing the levels of toxins in tobacco and the harm associated with tobacco use, we believe we are the world leader in curing technology that consistently produces very-low TSNA tobacco.

As we worked to achieve our corporate objectives, we initially utilized our company’s existing cigarette business as a platform to provide a base of financial support for our intellectual property, licensing and development initiatives, and as a demonstration vehicle for the manufacture and sale of a range of low-TSNA tobacco products and related pharmaceutical and non-nicotine nutraceuticals. However, in May 2007, we licensed three of our company’s cigarette trademarks on an exclusive basis and we ceased manufacturing any cigarette products in June 2007. Currently, our revenues are being derived primarily from the sale of our non-tobacco, non-nicotine nutraceutical products.

We also have sought to develop a sophisticated superstructure for our innovative, technology-based company that could interact at all levels of the government, regulatory, medical and industrial sectors on a broad range of issues relating to the promotion of a healthy metabolism and reducing tobacco related harm. To achieve this objective, our company sought a Chief Executive Officer, or CEO, in 1999 who could oversee our company’s existing business and facilitate the kind of capital raising initiatives and investor support necessary to promote an aggressive and far-ranging approach to the issues facing the tobacco industry, including the potential ability of certain alkaloids found in tobacco to play a role in maintaining a healthy metabolism and in the treatment of a range of neurological conditions.

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At the same time, our company made efforts to identify and hire a President and Chief Operating Officer, or COO, with a substantial legislative, regulatory and litigation background and who had relationships with the relevant scientific and research communities that are critical to our goals and objectives. We felt that this individual should be able to coordinate our company’s intellectual property and litigation efforts, interact at the highest levels of the federal government on a wide variety of health and legal issues including those involved in the regulation of products by the Food and Drug Administration, or FDA, and be in a position to enlist other individuals as employees and consultants to assist in those initiatives. With the incorporation of our Rock Creek subsidiary in 2007, we also sought to identify and hire an individual who could spearhead our development of nutraceuticals and pharmaceuticals that had a tobacco-based component or which had evolved from our prior investigation of certain alkaloids in tobacco. Further, we worked to staff key executive positions in sales and marketing, finance, legal, investor relations and medical research with individuals who would complement our company’s senior management and provide a level of expertise that would minimize the need to procure those services through external third parties. Because we initially set out to be a force for change in the tobacco industry and to use tobacco related alkaloids to promote a healthy metabolism, we understood that our company needed to be able to attract and maintain a high-caliber group of executives to further these goals and objective.

Our mission over the years has been to challenge and transform the constructs relating to cigarettes and tobacco use generally and to promote the use of certain alkaloids found in tobacco in assisting in maintaining a healthy metabolism and potentially in treating a range of neurological and other conditions. In this respect, our initial focus had been on the research, development, and sale of products, particularly very low-TSNA smokeless tobacco products that expose adult tobacco users to lower levels of toxins. More recently, we have been focused on the development of non-nicotine, non-tobacco dietary supplements that provide viable alternatives to tobacco products and anti-inflammatory support, tobacco-based pharmaceutical products for the treatment of tobacco dependence and other diseases and the licensing of our company’s low-TSNA technology and our other technology.

Compensation Objectives

In establishing compensation for our company’s executive officers, we have sought to:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure that the compensation for senior executive officers is aligned with our company’s corporate strategies, business objectives and long term interests; and

•	enhance the incentive of our company’s executive officers to maximize shareholder value by providing opportunities for direct ownership in our company through awards of stock options and stock grants.

Over the last ten years our company has experienced operating losses on an annual basis, and, accordingly, since 2002 we have chosen to maintain our executive officers base salary at levels that existed at that time or at levels that were established when certain of our executive officers first joined our company. As a result during the period 2002 through April 2012, we had not utilized an incentive-based salary structure as a means of determining salary levels for our executive officers or other employees. Except for nominal amounts, and for an initial signing bonus in the case of Curtis Wright, MD, MPH, who joined our company in March 2008 as Senior Vice President, Medical/Clinical Director of Rock Creek, no cash bonuses were paid to executive officers during the period 2002 to April 2012. In April 2012 our Board of Directors, upon recommendation of the Compensation Committee, approved the payment of cash bonuses in an aggregate amount of $270,000 to ten of our employees, including four of our executive officers, in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement. This included awards of $35,000 to Dr. Curtis Wright, $10,000 to Robert E. Pokusa and $5,000 to Park A. Dodd, III, three of our Named Executives. The Board of Directors also approved an incentive bonus plan for our Vice President of Sales and Marketing under which, beginning in March 2012, he is receiving a commission of one-half of one percent of gross sales of our Anatabloc® product and will be entitled to target bonuses of $10,000, $20,000, $50,000 and $100,000 when Anatabloc® sales reach gross revenues of $10.0 million, $20.0 million, $50.0 million and $100.0 million respectively.

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From 2003 until May 2008, we did not issue any stock options or stock grants to our company’s executive officers, except as noted below in the case of Park A. Dodd, III and Dr. Wright, in each case upon their commencement of service to our company. However, in May 2008 and April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 1,625,000 and 3,590,000 stock options, respectively, to several employees, executive officers, one consultant and our Independent Board members. The 2010 awards included 1,250,000 stock options issued to Messrs. Perito and Williams, respectively, 200,000 stock options issued to Dr. Wright and 50,000 stock options issued to Mr. Dodd. Those stock options were awarded in recognition of the Named Executives’ continued contribution towards our company’s goals and objectives, particularly the product development initiatives of Rock Creek. On January 31, 2011 our Board of Directors on recommendation of the Compensation Committee awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010, including one of our executive officers, David Dean. Also, on March 14, 2011 our Board of Directors, upon recommendation of the Compensation Committee, approved an additional award of stock options to Messrs. Perito and Williams, and Dr. Wright as part of new employment agreements entered into with these Named Executives in the amount of 4,000,000, 4,900,000 and 300,000 stock options respectively. Each of those stock options was subject to performance based vesting criteria and, in the case of the stock option grants to Messrs. Perito and Williams, stockholder approval. In 2011 the stock option grant to Dr. Wright vested with the introduction of our Anatabloc® dietary supplement and sixty-five percent of the stock options granted to Messrs. Perito and Williams vested based on their meeting performance criteria in their employment agreement and stockholder approval of the grants which occurred at our Annual Meeting held on December 16, 2011. In April 2012 our Board of Directors, upon recommendation of the Compensation Committee, approved the award of an aggregate of 570,000 stock options in varying amounts to ten of our employees, including four our executive officers, in recognition of their efforts in connection with the successful introduction of our Anatabloc® product, including grants of 50,000 stock options to Dr. Curtis Wright and 35,000 stock options to each of Robert E. Pokusa and Park A. Dodd, III.

In conducting our risk assessment analysis of employee compensation policies and practices, including those for our Named Executives, we have taken into account the fact that our compensation levels through 2010 have been limited to base salary and benefits and have not been tied to additional compensation in the form of salary or cash bonus payments for meeting specific performance objectives since 2002. Since 2008 we have issued stock options to our Named Executives and other employees; however, except for the stock option grants to Messrs. Perito and Williams and Dr. Wright in 2011, those stock option grants have vested at the time of issuance and have not been tied to performance criteria. The stock options issued to Messrs. Perito and Williams and Dr. Wright in 2011 were subject to performance based vesting requirements, but those requirements were tied to corporate objects that were aligned to our company’s overall corporate mission, as opposed to specific individual performance criteria. Further, the decision to issue performance based stock options was based, in part, on our company’s determination that it would continue its previous policy of maintaining salary levels at prior year levels and, in the case of Messrs. Williams and Perito, providing our Board of Directors with the discretion to make any adjustment to their current salary levels as the Board deems appropriate. In the case of the incentive bonus plan established for our Vice President of Sales and Marketing that bonus plan is discretionary and may be terminated at any time by our Board of Directors. Also, bonus payments are tied to sales of our Anatabloc® dietary supplement, which has been a principal focus of our Company’s sales efforts since the introduction of Anatabloc® in 2011, and increases in Anatabloc® sales are thus aligned to our Company’s overall corporate mission. Based on those considerations, we have concluded that our employee compensation policies and practices, including those applicable to our Named Executives, do not create risks that are reasonably likely to have a material adverse effect on us and do not result in an incentive for our Named Executives to take undue risk in order to increase their levels of compensation.

Our compensation determinations have been driven primarily by considerations relating to the ability to attract and retain individuals who could help our company carry out its long-term objectives to promote the maintenance of a healthy metabolism and to reduce the harm associated with the use of tobacco. The determinations also have involved an assessment of our company’s progress in obtaining and protecting the intellectual property to which we are the exclusive owner or licensee, and the licensing of that technology, our success in introducing to the market non-nicotine nutraceuticals and pharmaceuticals through Rock Creek, and our success in generating revenue from the licensing of our proprietary tobacco curing technology.

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Our Board of Directors has provided its Compensation Committee the primary authority to determine the compensation awards available to our company’s executive officers and the Compensation Committee, in turn, makes recommendations on compensation levels to the Board after undertaking an analysis of appropriate levels of compensation for the executive officers. To aid the Compensation Committee in making its determinations, on a yearly basis the Compensation Committee is provided an analysis of the compensation levels of its executive officers based on the review of job functions and job responsibilities that have been assumed by particular executive officers and compensation ranges available in comparable positions for individuals with like training and experience. The analysis is prepared by our company’s General Counsel working with our COO. Our CEO and COO also provide recommendations, as appropriate, regarding compensation for all executive officers, including themselves. Our company has not engaged a compensation consultant to undertake this analysis. Given our company’s unique position in the area of developing nutraceuticals and pharmaceuticals based on our experience in dealing with alkaloids found in tobacco, we have not used benchmarks from the tobacco industry in setting compensation levels for our company’s most senior executives, since the unique nature of our business does not easily lend itself to comparisons with tobacco industry indices. Instead, the Compensation Committee has informally considered general market information for similar senior level executives in setting base compensation. Given our decision to limit base salary and benefits outside of stock options, our company’s focus has been on salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts).

We have utilized a comparison to the manufacturing sector since our company, prior to August 2010 generated income solely from the manufacture and sale of tobacco products. In August 2010 we introduced our non-nicotine, non-tobacco nutraceutical (CigRx®) that is being manufactured and sold by Rock Creek and in August 2011 introduced another non-nicotine nutraceutical for anti-inflammatory relief (Anatabloc®), through our Rock Creek subsidiary. Currently sales of our dietary supplement products constitute the majority of our revenue. In addition to Rock Creek’s sale of Anatabloc® and CigRx®, we intend in the future to manufacture other nutraceuticals and pharmaceuticals through Rock Creek and in September 2012 we introduced an Anatabloc® face cream cosmetic product. Accordingly, going forward we will consider the appropriate industry comparison based on the mix of products being sold by our company. In the case of our company’s COO and General Counsel, the Compensation Committee also has undertaken an analysis of compensation for senior partners at major law firms in the Washington, DC area, given the background of our CEO and General Counsel in the litigation, regulatory and legislative areas and their active involvement in implementing and coordinating our company’s activities in these areas. The general market information is publicly available aggregated pooled data and, while the Compensation Committee reviews the general market information, it does not see the identity of any of the surveyed companies. Further, the analysis has focused on the extent to which executive officers have assumed multiple functions relating to various aspects of our company’s mission and long-term objectives that in different circumstances likely would have been assumed by other employees. Also, the Compensation Committee considers other factors such as the seniority of our senior executives, and for newer hires, the executive’s base salary at his/her prior place of employment, the duties and responsibilities that the individual will be assuming, the availability of other well-qualified candidates that would be available to carry out our company’s goals and objectives, and the compensation level a potential executive would be able to demand in a similar position with another company or institution. The Compensation Committee reviews the information provided by management and makes its recommendation to the Board of Directors with respect to appropriate compensation levels.

In 2011, our Company entered into new employment contracts with Messrs Perito and Williams and entered into an amended and restated employment agreement with Dr. Wright on substantially similar terms to the employment agreement entered into with Dr. Wright when he joined our company. Also in 2010, our Company entered into an employment agreement with Park Dodd, that was in place through 2011 and that reflected a similar level of compensation to that which Mr. Dodd had been receiving previously. In negotiating those agreements, the Compensation Committee recommended and the Board of Directors approved the continuation of salary and fringe benefits that were comparable to the salary and benefits previously paid to these Named Executives. In 2011, the Compensation Committee also approved the continuation of salary and benefits on a month-to-month basis for other executive officers in accordance with employment agreements that are continuing on a month-to-month basis, without any provisions for bonus or stock awards. Given the losses suffered by our company in 2010, management did not recommend any form of cash bonuses for 2011 and the Compensation Committee and the Board concurred in that recommendation. As noted below, under Ancillary Bonuses, in April 2012 our Board of Directors, upon recommendation of the Compensation Committee, approved the payment of cash bonuses in an aggregate amount of $270,000 to ten of our employees, including four of our executive officers. At the same time, our Board of Directors also approved the issuance of an aggregate of 570,000 stock options to ten of our employees, including four of our executive officers in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement.

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Base Salary

In 2011, the base salary for each of our Named Executives, except for Dr. Wright, was set in accordance with the terms of contracts that were entered into in years prior to 2008 and in 2010 for Park Dodd. In Dr. Wright’s case his base salary was increased by $30,000 from $300,000 to $330,000 at the time our company entered into an amended and restated employment agreement with Dr. Wright in March 2011. As discussed above, in assessing compensation levels for all executive officers, the Compensation Committee has focused on the extent to which executive officers have been assuming multiple functions relating to our company’s mission and long-term objectives. The Compensation Committee also has considered salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts) and, in the case of our company’s COO and General Counsel, compensation levels for senior partners at major law firms in the Washington, DC area.

Ancillary Bonuses

In 2008, an initial signing bonus in the amount of $100,000 was paid to Dr. Curtis Wright at the time he joined our company as Senior Vice President, Medical/Clinical Director of Rock Creek. Under his amended and restated employment agreement, Dr. Wright is not entitled to any bonus payments. In January 2010 we entered into a new employment agreement with our CFO at the time he transitioned fully from Tatum Partners LLC. Under this agreement, Mr. Dodd received salary payments comparable to those that he received in 2009. Also, under his employment agreement, management agreed that, to the extent a cash bonus or stock award is made to our CEO or COO, it would recommend to the Board/Compensation Committee that it consider a similar type of award to the CFO taking into account the differences in annualized salary and the contribution of the CFO to our company’s success that resulted in the award to the CEO or COO. Mr. Dodd’s employment agreement expired on December 31, 2011 and is continuing on a month-to month basis. In April 2012 Dr. Curtis Wright, Robert E. Pokusa and Park A. Dodd, III received cash bonuses of $35,000, $10,000 and $5,000 respectively as part of a one-time award of an aggregate of $270,000 in cash bonuses paid to a total of ten of our employees in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement.

On an annual-basis, we have paid an ancillary holiday bonus in the amount of $1,500 to executive officers, except for our company’s CEO, COO and at times our CFO. An identical bonus has been paid to our other employees. Such bonuses have been paid as part of a long-standing holiday bonus policy and are not based on executive officers meeting achievement or performance goals.

Discretionary Equity Incentive Awards

While our Board of Directors believes compensating our executive officers with equity awards helps align the interests of our executive officers with that of our shareholders and enhances the incentive of our company’s executive officers to maximize shareholder value, our Board of Directors recognizes that the number of our shares owned by any director or executive is a personal decision and has not adopted a policy requiring ownership by directors or executives of a minimum number of our shares.

Our executive officers, along with our other employees, are eligible to participate in the award of stock options or restricted stock grants or stock appreciation rights under our 2000 Equity Incentive Plan, or 2000 Plan, and our 2008 Incentive Award Plan. However, to date we have only granted stock options and not shares of restricted stock or stock appreciation rights to our executive officers. In October 2007, Mr. Dodd was granted options to purchase up to 250,000 shares of our common stock in connection with his appointment to the position of CFO, Treasurer and Assistant Secretary of our company. Of the 250,000 stock options granted, 90,000 options vested on October 10, 2007 and 80,000 options vested on October 10, 2008 and on October 10, 2009 respectively. In February 2008, Dr. Wright was granted options to purchase 200,000 shares of our common stock in connection with his appointment to the position of Senior Vice President, Medical/Clinical Director of Rock Creek. Of the 200,000 stock options granted, 100,000 options vested on Dr. Wright’s first day of employment and 50,000 options vested on February 26, 2009 and February 26, 2010 respectively. These levels of option grants are similar in level to grants made to other executive officers of our company upon their commencement of employment with us.

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On January 31, 2011 our Board of Directors on recommendation of the Compensation Committee awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010. Also, On March 14, 2011 our Board of Directors, upon recommendation of the Compensation Committee, approved an award of stock options to Messrs. Perito and Williams and Dr. Wright as part of new employment agreements entered into with these Named Executive Officers in the amount of 4,000,000, 4,9000,000 and 300,000 stock options respectively. The decision to grant Dr. Wright an additional stock option, as part of his amended and restated employment agreement, was based on the positive contributions made by Dr. Wright in terms of the development of our nutraceutical dietary supplements, the successful launch of CigRx® in August 2010 and his work in connection with the development and testing of our Anatabloc® product that was introduced into the market in August 2011. The award of stock options to Messrs. Perito and Williams was motivated by the fact that their March 2011 employment agreements do not include any provisions for incentive cash bonus awards, as opposed to earlier employment agreements, and leaves to the Board sole discretion to increase or decrease annual salary amounts for Messrs. Perito and Williams during the term of the agreements. Further given the fact that the Board of Directors had not authorized any incentive cash awards for either Mr. Perito or Mr. Williams since 2002, the Compensation Committee and the Board of Directors determined that it was appropriate to issue additional stock option awards to Messrs. Perito and Williams that would reward their continuing efforts on behalf of the Company and incentivize their future performance. Also, the Compensation Committee and the Board of Directors in making their award determination took into account the fact that prior to 2008 Mr. Williams had never been granted stock options and that Mr. Perito prior to 2008 had never been granted stock options, except as part of his initial employment agreement entered into when he joined the Company in 1999.

Each of the stock options granted to Dr. Wright and Messrs. Perito and Williams was subject to performance based vesting criteria and, in the case of the stock option grants to Messrs. Perito and Williams, stockholder approval. In 2011 the stock option grant to Dr. Wright vested with the introduction of our Anatabloc® dietary supplement and sixty-five percent of the stock options granted to Messrs. Perito and Williams vested based on their meeting two of the performance criteria in their employment agreements and upon stockholder approval of the stock option grants by a margin of 81.6% of the votes cast for this proposal at our Annual Meeting held on December 16, 2011. The stock option grants for Messrs. Perito and Williams provide the following criteria for vesting upon the attainment of the performance goals, provided that not more than 100% of the stock options may become vested:

Objective	Percentage Allocation
• The introduction of Anatabloc® into the market for sale as a dietary supplement, following a successful clinical trial of the product and a related clinical study report by an independent third party issued by such party	80%
• Gross sales of CigRx® surpass $1,000,000 on a cumulative basis	20%
• Public stock of our company’s common stock trades at above $5.00 at close of NASDAQ market on any one trading day(a)	50%
• Our company enters into an agreement with a major tobacco (including one of the top three US tobacco companies) company for licensing and/or sale of one of its three BDL smokeless products and/or the licensing or sale of the current versions of Stonewall or Ariva	25%
• Our company enters into an agreement for the development of an isomer of its RCP006 compound as a drug product	20%
• The United States Court of Appeals for the Federal Circuit reverses the jury verdict in favor of RJR and remands the case back to the Federal District Court for a retrial	40%
• The Food & Drug Administration, after review and consideration, acts favorably on any one of the three (3) pending Modified Risk Applications under §911 of the Tobacco Act of 2009 for our company’s low-TSNA smokeless tobacco products	20%
• The PTO rules in our company’s favor on the two pending Reexamination Petitions addressing claims in the ‘649 and ‘401 patents(b)	15%

________________

(a)	On May 31, 2011 the closing price of a share of our common stock as reported on NASDAQ was $5.21.
(b)	On March 10, 2011 the PTO upheld our claims in the two patents at issue in the reexamination petitions.

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On April 5, 2012 our Board of Directors, upon recommendation of our Compensation Committee, awarded a total of 570,000 stock options to ten of our employees, excluding our CEO and COO, in recognition of their efforts in connection with the successful launch of our Anatabloc® dietary supplement. The awards vested on the date of the grant and included awards of 50,000 stock options to Dr. Curtis Wright and 35,000 stock options to each of Robert E. Pokusa and Park A. Dodd, III.

At December 31, 2011, there were 16,989,000 options issued and outstanding with a weighted average exercise price of $2.68 per share.

Benefits Plans

In order to attract and retain individuals who are capable of carrying out and enhancing our mission, we have provided certain benefits and perquisites to our senior executives that are comparable to those generally available to senior management and were available to those executives in previous positions. In the case of our CEO and COO these benefits and perquisites have included the items listed below. Where noted, such benefits also have been provided to other executive officers:

•	reimbursement for life insurance coverage in the amount of $10 million for our company’s CEO, $5 million for our COO and $1 million for our General Counsel;

•	additional disability insurance for our COO and General Counsel;

•	a Company automobile and reimbursement for all costs associated with the operation of the automobile for our company’s CEO and COO and reimbursement of automobile expenses for our company’s Vice President of Sales and Marketing;

•	monthly or annual club membership dues for our company’s CEO and COO;

•	a mobile phone and phone costs for our company’s CEO, COO, CFO and Vice President of Sales and Marketing; and

•	reimbursement for the cost of outside counsel retained by our company’s CEO and/or COO in connection with advice and counsel related to the negotiation, drafting, and execution of their employment agreements.

Employment and Severance Arrangements

The executive employment agreements entered into with Messrs. Williams and Perito on March 14, 2011 continue through December 31, 2012 and contain identical severance provisions. In the event Mr. Perito’s or Mr. William’s employment is terminated without “Cause” or Mr. Perito or Mr. Williams resigns his employment for “Good Reason” (as such terms are defined in the employment agreements), Mr. Perito or Mr. Williams, as applicable, will be entitled to all salary, benefits, bonuses and other compensation that would be due thereunder through the end of the term of his contract had the Company not terminated Mr. Perito’s or Mr. Williams’s employment or had Mr. Perito or Mr. Williams not so resigned. Those severance provisions are identical to the severance provisions in the executive employment agreements for Messrs. Perito and Williams that had expired prior to 2011.

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Under the terms of Mr. Pokusa’s employment agreement, at the conclusion of the initial three-year term in 2004, the agreement continued in place, but on a month-to-month basis. Pursuant to the terms of his employment agreement, Mr. Pokusa is entitled to severance payments equal to six months’ salary in the event of his termination without cause. Those payments would be due on a monthly basis. Mr. Pokusa’s employment agreement has not been modified to eliminate severance because the agreement has continued under its original terms, although on a month-to-month basis.

Under the terms of Dr. Wright’s employment agreement in effect until March 14, 2011, he was entitled to severance payments equal to all salary that would have been due under his agreement through the end of its term and all accrued vacation in the event the agreement was terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would have been made at the same time and in the same manner as salary payments paid to Dr. Wright during the term of his agreement. On March 14, 2011, our company entered into an amended and restated employment agreement with Dr. Wright. The amended and restated employment agreement contains severance provisions identical to those in his initial employment agreement and continues through March 14, 2014.

Under the terms of Mr. Dodd’s employment agreement he is entitled to severance payments equal to six months base salary, based on his average salary over the past twelve months or lesser period as applicable, in the event the agreements is terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Mr. Dodd during the term of his agreement. Under the prior agreement with Mr. Dodd through Tatum Partners LLC he was not entitled to any severance payments in the event of the termination of his employment.

Under the employment agreements with Messrs. Dodd, Perito, Pokusa, Williams and Wright, these Named Executives are subject to noncompetition covenants following the termination of employment as well as covenants relating to the treatment of confidential information disclosed to them during their employment with our company. The noncompetition covenants prohibit the Named Executives from owning a company or accepting employment with an entity that competes in the same field as our company or soliciting business of the same or similar type being carried on by our company for a period of one year following termination of employment.

We believe that written agreements are in the best interest of our company to retain our current executive officers, to attract prospective executive officers to our company and to provide such individuals with assurances of continued salary and benefits in the event of the termination of their employment relationship. Absent such provisions, we believe that we would have difficulty attracting and retaining the type of executive officers that we believe are critical to our mission and long-term objectives. When we are in a position to enter into new contracts with our other Named Executive or other executive officers in the future, it is expected that such contracts will be for multiple-year terms and will contain provisions for base salary, and provisions covering a combination of some or all of bonuses, equity incentive awards and severance provisions.

Taxation of Executive Compensation

We seek to compensate our executive officers in a manner that is tax effective for our company. As appropriate, we seek to structure these compensation arrangements, to the extent applicable, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee Report

The Compensation Committee held six meetings during fiscal year ended December 31, 2011. Given the continued losses suffered by our company, the Compensation Committee in September 2011 undertook an interim review of compensation levels for our company’s Named Executives. Based on our company’s progress in 2011 in meeting certain goals relating to our nutraceutical, dietary supplements, the ongoing research and development activities of our company’s Rock Creek subsidiary, and the confirmation of the validity of each of the claims in the patents at issue in our RJR litigation, the Compensation Committee, at that time, determined that the current compensation levels were appropriate. The Compensation Committee subsequently undertook a further review of compensation issues and has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2011. Based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement. Additionally, based on such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has determined that the current levels of compensation of our executive officers, with the additional cash bonuses and stock option awards issued in April 2012 to Messrs. Wright, Pokusa and Dodd, are appropriate given their experience, job responsibilities and the diverse management roles that have been assumed by the executive officers.

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Christopher C. Chapman, M.D. (Chairman)

Neil L. Chayet, Esquire

Burton J. Haynes, Esquire

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The following table summarizes the compensation paid to the Named Executives employed by our company during 2009, 2010 and 2011, for services rendered in all capacities to our company and its subsidiaries.

SUMMARY COMPENSATION TABLE FOR 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options ($)(2)	All Other Compensation ($)		Total($)
Jonnie R. Williams, Sr.	2009	1,000,000	—	—	80,582		1,080,582
Chief Executive Officer	2010	1,000,000	—	2,858,625	95,158		3,953,783
	2011	1,000,000	—	7,971,363	117,641	(3)	9,089,004

Park A. Dodd, III	2009	202,350	1,500	—	54,930		258,780
Chief Financial Officer	2010	221,483	1,500	114,345	5,342		342,670
	2011	246,019	1,500	—	11,025	(6)	247,519

Paul L. Perito	2009	1,000,000	—	—	152,694		1,152,694
Chairman, President and	2010	1,000,000	—	2,858,625	236,833		4,095,458
Chief Operating Officer	2011	1,000,000	—	6,507,235	220,750	(4)	7,727,985

Robert E. Pokusa	2009	385,000	1,500	—	18,937		405,437
General Counsel	2010	385,000	1,500	—	17,815		404,315
	2011	385,000	1,500	—	17,290	(5)	403,790

Curtis Wright, MD	2009	300,000	1,500	—	10,987		312,487
Senior Vice President,	2010	300,000	1,500	457,380	10,904		769,784
Medical/Clinical Director,	2011	323,000	1,500	448,415	11,025	(6)	783,940
Rock Creek

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__________

(1)	Represents our company’s yearly Holiday bonus of $1,500 paid to all employees, except the CEO and COO.
(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of this award, see Note 8 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Represents $49,811 in automobile expenses, $45,038 in life insurance premiums and $22,792 in club memberships.
(4)	Represents $33,210 in automobile expenses, $170,830 in life and disability insurance premiums and $16,710 in club memberships.
(5)	Represents $6,265 in life and disability insurance premiums and $11,025 of matching contributions by our company under our 401(k) Plan.
(6)	Represents matching contributions by our company under our 401(k) Plan.

Grants of Plan Based Awards During 2011

The table below summarizes information relating to the grants to our Named Executives in 2011.

Name	Options Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Grant Date Fair Value of Options Award
Jonnie R. Williams, Sr.	3/14/2011	4,900,000	$2.95	3/14/2021	$12,263,635
Paul L. Perito	3/14/2011	4,000,000	$2.95	3/14/2021	$10,011,131
Curtis Wright M.D.	3/14/2011	300,000	$2.95	3/14/2021	$750,835

As of December 31, 2011, our company had long term incentive compensation awards for equity that were subject to future vesting in the case of awards made to Messrs. Perito, Williams and Dr. Wright in 2011. For those grants, the value of the options awarded represents the aggregate grant date fair value of the portion of those grants that had vested as of December 31, 2011. For the assumptions used in calculating the value of this award, see note 10 to our consolidated financial statements included in “Item 15. Exhibits, Financial Statement Schedules” of our Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards as of December 31, 2011

The following table provides information regarding the stock options held by the Named Executives as of December 31, 2011. All stock options were fully vested and exercisable as of December 31, 2011 except for those granted to Messrs. Perito and Williams and Dr. Wright in 2011. In connection with those grants 3,185,000 of the 4,900,000 option shares granted to Jonnie R. Williams, 2,600,000 of the 4,000,000 option shares granted to Paul L. Perito and 100,000 of the 300,000 option shares granted to Curtis Wright vested in 2011.

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Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonnie R. Williams, Sr.	125,000	—	$1.89	5/6/13
	500,000	—	$1.72	5/6/18
	1,250,000	—	$2.72	4/5/20
	3,185,000	1,715,000	$2.95	3/14/21

Park A. Dodd, III	250,000		$1.19	10/10/17
	50,000	—	$1.72	5/6/18
	50,000	—	$2.72	4/5/20

Paul L. Perito	625,000	—	$1.72	5/6/18
	1,250,000	—	$2.72	4/5/20
	2,600,000	1,400,000	$2.95	3/14/21

Robert E. Pokusa	100,000	—	$1.12	5/31/12
	225,000	—	$1.72	5/6/18

Curtis Wright, MD	200,000	—	$1.84	2/26/18
	200,000	—	$2.72	4/5/20
	100,000	200,000	$2.95	3/14/21

Option Exercises and Stock Vested During 2011

The following table provides information regarding the exercise of options by our Named Executives exercised during the year ended December 31, 2011. No shares of our common stock held by our Named Executives became vested during 2011.

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Jonnie R. Williams Sr.	—	—
Park A. Dodd, III	—	—
Paul L. Perito	—	—
Robert E. Pokusa	150,000	$422,500
Curtis Wright, MD	—	—

_____________

(1)	Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.
(2)	The amount shown represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of the fair market value of our common stock on the date of exercise over the exercise price of the option.

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Potential Payments Upon Termination or Change of Control

As noted below, our Named Executives are entitled to severance upon a termination of employment but are not entitled to any payments solely as a result of agreements that were in effect as of December 31, 2011. The employment agreements for the Named Executives are described above under “—Employment and Severance Arrangements”. The following chart sets forth the severance the Named Executives would be entitled to receive upon certain terminations of employment, assuming the relevant event occurred on December 31, 2011.

Name	Description of Severance	Termination without Cause
Park A. Dodd, III(1)	Salary Continuation	$100,000
Paul L. Perito(1)	Salary Continuation	$1,000,000
Robert E. Pokusa(1)	Salary Continuation	$192,500
Jonnie R. Williams(1)	Salary Continuation	$1,000,000
Dr. Curtis Wright, MD(1)	Salary Continuation	$728,750

____________

(1)	The Named Executives would also be entitled to receive the above salary continuation payments upon a termination of employment by them for “Good Reason,” as defined in their employment agreements effective as of December 31, 2011, to generally mean (i) a material diminution in their position, duties, responsibilities, functions or status with us, or the removal, or our failure to re-elect them to, any of such positions, (ii) a material reduction by us of their base salary or benefits or (iii) any other material breach by us of their employment agreement, which breach is not cured within 20 days of notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Our company is the licensee under a license agreement, or License Agreement, with Regent Court Technologies, LLC, of which Jonnie R. Williams, our company’s CEO, and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, are the owners. The License Agreement provides, among other things, for the grant of an exclusive, worldwide, irrevocable license to our company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely TSNAs, and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. Our company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by us and any affiliated sub-licensees, and 6% on all fees and royalties received by us from unaffiliated sub-licensees, less any related research and development costs incurred by our company. The License Agreement expires with the expiration of the last of any applicable patents. Twelve United States patents have been issued, and additional patent applications are pending. To date, our company has paid no royalties under the License Agreement. The License Agreement may be terminated by our company upon thirty days written notice or by Regent Court if there is a default in paying royalties or a material breach by our company or the purchase of our company’s stock or assets.

Starwood Industries, LLC, or Starwood, a company in which Mr. Williams, our CEO, and Dr. Francis O’Donnell, who at the time was one of our largest shareholders, each held a fifty percent interest, for several years owned an aircraft that was used by our company from time to time. We had an agreement with Starwood to pay a contracted rate per hour for the use of the aircraft. This agreement did not provide for an adjustment based on the increased cost of fuel. During the year ended December 31, 2007, and the three months ended March 31, 2008, fuel costs exceeded the standard rate set forth in the agreement and, accordingly, Starwood requested a fuel surcharge applicable to our company’s use of the aircraft, a practice common in the aircraft industry. Given Mr. William’s relationship with Starwood, any payment to Starwood by our company constitutes a related party transaction that must be pre-approved by our company’s Audit Committee. On May 6, 2008, our company’s Audit Committee approved a $529,672 payment to Starwood in satisfaction of the fuel surcharge related to our company’s use of the aircraft during this period.

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In 2008 the aircraft owned by Starwood was sold and Starwood Aviation, Inc., or Starwood Aviation, a company wholly owned by Mr. Williams, purchased another aircraft. Effective September 1, 2008, we entered into an agreement for our company’s use of the aircraft owned by Starwood Aviation. Under this agreement, we have agreed to pay an hourly rate for the use of the aircraft of approximately $3,970 each month until the monthly fixed rental cost for the aircraft of approximately $51,000 has been met. If the aircraft is used beyond the monthly fixed cost, we are required to pay an hourly rate of approximately $1,200 to cover related costs. In accordance with our company’s related party transaction policy, the agreement with Starwood Aviation was recommended for approval to the Board of Directors by our company’s Audit Committee, and it was approved by the Board of Directors at a meeting held on October 6, 2008. As of May 5, 2010, the agreement with Starwood Aviation was amended to clarify the types of items that would be included as “out of pocket” expenses and to recognize that certain costs, such as for fuel, would be variable depending on the actual cost of the item at the time of use. Payments made by our company to Starwood or Starwood Aviation with respect to related expenses were $2.0 million in 2011, $1.7 million in 2010, $1.6 million in 2009, and were billed at cost.

On March 9, 2010, Mr. Williams purchased 2,371,541 shares of our common stock at a price of $1.14 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.50 per share and on November 5, 2010 Mr. Williams purchased 717,220 shares of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. On November 5, 2010 Messrs. Chayet, Haynes and Perito purchased 2,000, 10,000 and 50,000 shares respectively of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share In accordance with our company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant shares of our company’s stock was considered by the Audit Committee at meetings held on March 9, 2010 and November 5, 2010 respectively and was approved by the Audit Committee and the Board of Directors on those dates. The purchase of shares by Messrs. Chayet, Haynes and Perito also was approved by the Audit Committee at the meeting held on November 5, 2010.

On March 4, 2011, Mr. Williams purchased 508,905 shares of our common stock at a price of $1.84 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $2.00 per share. In accordance with our company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant exercisable into shares of our common stock was considered and approved by the Audit Committee of our Board of Directors on March 4, 2011.

On March 15, 2010, Rock Creek entered into a consulting agreement with Neil L. Chayet, Esquire, for Mr. Chayet to assist Rock Creek in the recruitment and recommendation of members to be appointed to a Scientific Advisor Board of our company and in communicating to the public health community and others information regarding Rock Creek’s products and mission. The agreement ran for a period of one year from March 15, 2010 and was terminated on March 15, 2011. Under the agreement, Mr. Chayet acted as an independent contractor and received a consulting fee of $6,000 per month and reimbursement for reasonable business expenses. Given Mr. Chayet’s status as a Director of our company, the consideration of the consulting agreement and its potential impact on Mr. Chayet’s status as an Independent Director was considered by our company’s Audit Committee as a related party transaction in accordance with our company’s related party transaction policy. At a meeting held on March 9, 2010, the Audit Committee approved the consulting agreement and recommended approval to the Board of Directors. The agreement was thereafter approved by the Board on March 15, 2010.

Procedures for Approval of Related Party Transactions

Pursuant to the charter of our Audit Committee, all transactions between us and any of our directors, executive officers or related parties are subject to the review of our Audit Committee.

Director Independence

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The standards relied upon by our Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of The NASDAQ Global Market are the standards set forth in the NASDAQ Marketplace Rules and the applicable listing requirements thereof. In addition, no director will qualify as independent unless our Board of Directors affirmatively determines that the director has no material relationship with our company (directly or as a partner, shareholder or officer of an organization that has a relationship with us).

Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current independent directors are: Messrs. Chapman, Chayet, Haynes, and Mirabelli and that Mr. Everett, if elected to the Board at the Annual Meeting, will also be independent . As part of the Board of Director’s process in making such determination, each such director has provided responses to questionnaires confirming that (i) all of the above-cited objective criteria for independence are satisfied and (ii) he has no other “material relationship” with us that could interfere with his ability to exercise independent judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2011, except that certain gifts of our common stock made by our CEO during 2011 were not timely reported on or before the 45th day after December 31, 2011. These gifts were reported by our CEO on a Form 5 filed on August 10, 2012.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board of Directors has determined that it is in our best interest and in the best interest of our stockholders to further amend our Certificate of Incorporation to increase the total number of authorized shares of common stock by 6,000,000 shares, from 207,500,000 shares to 213,500,000 shares. The Board of Directors unanimously approved the proposed amendment to the Certificate of Incorporation, or the Amendment, in substantially the form attached hereto as Appendix A, and declared it to be advisable and in the best interest of our company, and hereby seeks the approval of the Amendment by our stockholders.

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.

The Board of Directors recommends that you vote “FOR” the Amendment.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of common stock from 207,500,000 shares to 213,500,000 shares. Of our company’s 207,500,000 authorized shares of common stock, 146,284,158 shares were outstanding as of October 29, 2012, and after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under our equity-based compensation plans, approximately 6,119,985 of the 207,500,000 shares authorized in our Certificate of Incorporation remained available for issuance.

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The Board of Directors believes the Amendment is advisable in order to maintain our financing and capital raising flexibility and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans and other transactions and corporate purposes that the Board of Directors deems are in our company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to the NASDAQ Global Market. Other than issuances pursuant to employee benefit plans and currently outstanding warrants, as of the date of this Proxy Statement we have no arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our company to oppose changes in control of our company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE 2008 PLAN

In this Proposal 3, we are requesting stockholders approve an amendment to the 2008 Plan to increase the number of shares of common stock available for issuance under the 2008 Plan by 2,000,000 shares. The amendment to the 2008 Plan is described in more detail below. Approval of this Proposal 3 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

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The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2008 Plan.

Amendment to the 2008 Plan

The Board of Directors has adopted an amendment to the 2008 Plan to increase the number of shares of common stock available for issuance under the 2008 Plan by 2,000,000 shares from 14,900,000 to 16,900,000 shares.

The principal features of the 2008 Plan, as amended, are described in summary form below and a copy of the amendment to the 2008 Plan is included as Appendix B to this Proxy Statement. The summary below is qualified in its entirety by reference to the 2008 Plan and the amendment included in Appendix B to this Proxy Statement. If this Proposal 3 is not approved by our stockholders, the amendment will not become effective, but the 2008 Plan will remain in effect in accordance with its present terms.

Summary of 2008 Plan

General. The 2008 Plan provides for the award of options to purchase common stock, restricted shares of common stock and certain other equity and equity-based awards to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Administration. Our Board of Directors will administer the 2008 Plan, unless and until our Board of Directors delegates administration of the 2008 Plan to a committee, except with respect to any award granted to our independent directors, which must be administered by our Board of Directors. Subject to the terms and conditions of the 2008 Plan, the Board of Directors or a duly authorized committee thereof has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, the terms and conditions of such awards, the form of each award agreement, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2008 Plan.

  Eligibility. Options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and other awards under the 2008 Plan may be granted to individuals who are then employees, consultants or independent directors of our company or one of our subsidiaries. As of October 29, 2012 we had approximately 46 employees and consultants, and six directors, four of whom were Independent Directors (including Mr. Mirabelli, who is not standing for reelection at the Annual Meeting). The Compensation Committee determines which of our employees, consultants and directors will be granted awards under the 2008 Plan. No employee is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2008 Plan. The 2008 Plan also provides that certain stock option awards will be automatically granted to our independent directors, as described below under the heading “Automatic Option Grants to Directors.” The maximum number of shares that may be subject to awards granted under the 2008 Plan to any individual in any calendar year is 5,000,000.

Share Reserve. If this Proposal 3 is approved, up to 16,900,000 shares of our common stock (increased from 14,900,000) will be available for issuance under the 2008 Plan. If an award under the 2008 Plan expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by our company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2008 Plan. If the exercise or purchase price of an award is settled through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards are not counted against the shares available for issuance under the 2008 Plan.

Awards. The 2008 Plan provides for the award of stock options, SARs, restricted stock, RSUs, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock and performance-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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•	Nonqualified stock options will provide for the right to purchase shares of our common stock at a specified price, and will become exercisable either on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. Nonqualified stock options will be granted with exercise prices no less than the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2008 Plan.

•	ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant.

•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.

•	RSUs may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Stock underlying RSUs will not be issued until the RSUs have vested and in certain cases the issuance of the underlying stock may be delayed beyond vesting, and recipients of RSUs will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.

•	SARs granted under the 2008 Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the base price of the SARs. Similar to nonqualified stock options, SARs will become exercisable on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. The administrator may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance share awards, performance stock units, and performance-based awards are stock-based awards that may be granted under the 2008 Plan. The right to vest in these awards generally will be based upon achievement of specific performance targets and these awards may generally be paid in cash or in common stock or in a combination of both. Performance awards also may include “phantom” stock awards that provide for cash payments based upon increases in the price of our common stock over a predetermined period.

Stock payments and the ability to defer certain awards also may be authorized by the administrator.

Automatic Option Grants to Directors. The 2008 Plan provides that each new Independent Director is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. In addition, the 2008 Plan provides that each Independent Director receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. The exercise price of the options automatically granted to Independent Directors is equal to 100% of the fair market value of a share of our common stock on the date of grant (as determined in accordance with the 2008 Plan). No portion of an option automatically granted to an Independent Director is exercisable after the tenth anniversary after the date of option grant.

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Transferability of Awards. Unless the administrator determines otherwise, the 2008 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Corporate Transactions. If there is a nonreciprocal transaction between our company and its stockholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the administrator will make proportionate adjustments (if any), as the administrator in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2008 Plan, and the exercise price or grant price of such outstanding award (if applicable).

If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting our common stock or the share price of our common stock (other than a nonreciprocal transaction as described above), the administrator:

•	may appropriately adjust the aggregate number and type of shares of our common stock subject to the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

•	may provide for the termination of any award in exchange for an amount of cash (if any) equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	may provide for the replacement of any award with other rights or property selected by the administrator in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of our common stock covered thereby;

•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2008 Plan or shall substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•	may make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

In the event of our change in control where the successor entity does not assume or substitute awards granted under the 2008 Plan, awards issued under the 2008 Plan will become fully vested and exercisable immediately prior to the change in control.

Amendment and Termination of the 2008 Plan. Our Board of Directors or a duly authorized committee may terminate, amend or modify the 2008 Plan. However, stockholder approval of any amendment to the 2008 Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2008 Plan that increases the number of shares available under the 2008 Plan (other than any adjustment as provided by the 2008 Plan with respect to changes in capital structure). Absent approval of the stockholders, no option may be amended to reduce the per share exercise price of shares subject to such option below the per share exercise price as of the date the option is granted, and except as permitted by the 2008 Plan with respect to changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher exercise price. If not terminated earlier by the Board of Directors or a duly authorized committee thereof, the 2008 Plan will terminate ten years after the plan is approved by our Board of Directors.

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Federal Income Tax Consequences. With respect to nonqualified stock options, our company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss and our company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Plan Benefits

The table below shows, as to our Named Executives and the various indicated groups, the number of shares of our common stock subject to outstanding awards granted under the 2008 Plan as of October 29, 2012. All future awards under the 2008 Plan will be subject to the discretion of the Board of Directors, except that in accordance with the terms of the 2008 Plan, each of our Independent Directors is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors and on each anniversary of such Independent Director’s initial election to the Board of Directors thereafter.

Name and Position	Number of Shares Subject to Stock Option Awards(1)
Jonnie R. Williams, Sr., Chief Executive Officer	6,150,000
Park A. Dodd, III, Chief Financial Officer	85,000
Paul L. Perito, Chairman, President and Chief Operating Officer	5,250,000
Robert E. Pokusa, General Counsel	35,000
Curtis Wright, MD, Senior Vice President, Medical/Clinical Director, Rock Creek	550,000

All current executive officers as a group	12,070,000

All consultants and employees who are not executive officers	1,710,000
All non-employee directors as a group	1,345,000

15,125,0001

______________

(1)	The weighted average exercise price of these options is $2.86 and the weighted remaining contractual life of these options is 8.4 years.

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PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of Cherry, Bekaert & Holland, L.L.P., or Cherry Bekaert, as our independent auditor to audit our financial statements for 2012. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Representatives of Cherry Bekaert are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to ratify the appointment of Cherry Bekaert as our company’s independent auditor.

Our Board of Directors recommends you vote “FOR” ratification of Cherry Bekaert as our independent auditor.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

The following table sets forth the aggregate fees and expenses billed to us by Cherry Bekaert for the fiscal years ended December 31, 2010 and December 31, 2011:

	2010	2011
Audit Fees	$166,000	$146,000
Tax Fees	32,000	32,000
Total	$198,000	$178,000

The fees listed above under “Audit Fees” are fees billed for professional services for the audits of our annual consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the reviews of the interim financial statements included in our periodic reports filed during the fiscal years ended December 31, 2010 and 2011, and other required Securities Act filings.

The fees listed above under “Tax Fees” are fees billed for services in connection with tax compliance, tax advice and tax planning.

There were no other fees billed by Cherry Bekaert relating to any other services, and no other audit related fees.

The Audit Committee determined that the provision of non-audit services to us by Cherry Bekaert during 2010 and 2011 was compatible with maintaining its independence. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to us by Cherry Bekaert during 2010 and 2011 were pre-approved by the Audit Committee.

_____________

1 Includes amounts transferred into the Plan from the 1998 Stock Option Plan and the 2000 Equity Incentive Plan.

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AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of the non-audit related services, as disclosed in Proposal 3, is compatible with maintaining their independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the year ended December 31, 2011, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 15, 2012. The Audit Committee also approved, subject to stockholder ratification, the selection of Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants to audit the Company’s financial statements for 2012.

Members of the Audit Committee

Burton J. Haynes (Chairman)
Mario V. Mirabelli, Esquire
Christopher C. Chapman, Jr., M.D.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL 5:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, requires that our company seek a non-binding advisory vote from its stockholders to approve compensation to our Named Executives. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

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We urge stockholders to read the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement, which describes how our executive compensation policies operate and how they are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative which provide detailed information on the compensation of our Named Executives. Our executive compensation program is designed to attract and retain individuals of superior ability and managerial talent, align compensation for senior executives with our company’s corporate strategies, business objectives and long-term interests and motivate our company’s executives to maximize stockholder value by providing opportunities for direct ownership in our company. The Compensation Committee and the Board of Directors believe that our compensation program achieves these goals.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Effect of Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our company’s executive compensation practices. Although non-binding, the Board of Directors and the Compensation Policy Committee will carefully review and consider the voting results when evaluating our future executive compensation program.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to November 14, 2013. Accordingly, stockholder proposals must be received no later than July 17, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our company, without charge, a copy of our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, by written request addressed to Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from us in time for the Annual Meeting, you must request the documents from us by Friday, December 7, 2012, which is five business days prior to the date of the Annual Meeting.

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You should rely only on the information contained in this document to vote your shares of common stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 14, 2012. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

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APPENDIX A

EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STAR SCIENTIFIC, INC.
(formerly Eye Technology, Inc.)

The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on June 22, 1988, May 19, 1992, September 21, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011 and December 14, 2012 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”), is

STAR SCIENTIFIC, INC.

SECOND: The address, including street, number, city, and county, of this registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington County, of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 213,500,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 213,600,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The Corporation is to have perpetual existence.

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SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:

1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

TENTH:

1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.

TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the [•] day of December, 2012.

Star Scientific, Inc.

Name: Paul L. Perito
Title: Chairman of the Board of Directors, President and Chief Operating Officer

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APPENDIX B

AMENDMENT TO THE
STAR SCIENTIFIC, INC.
2008 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE STAR SCIENTIFIC, INC. 2008 INCENTIVE AWARD PLAN (this “Amendment”), is made and adopted as of [ ], 2012 by Star Scientific, Inc, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Star Scientific, Inc. 2008 Incentive Award Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided, that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than certain adjustments under the Plan); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1. Section 3.1(a) of the Plan is hereby amended by deleting the number “14,900,000” in clause (i) of such Section and substituting the number “16,900,000” in lieu thereof.

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3. Except as set forth herein, the Plan shall remain in full force and effect.

* * *

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